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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TechTarget, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TechTarget, Inc.
117 Kendrick Street, Suite 800
Needham, MA 02494

May 5, 2008

Dear Stockholder:

        You are cordially invited to attend the 2008 Annual Meeting of Stockholders of TechTarget, Inc., which will be held at 10:00 a.m., local time, on Wednesday, June 18, 2008, at our corporate headquarters at 117 Kendrick Street, Suite 800, Needham, MA 02494. The Notice of Annual Meeting and Proxy Statement that accompany this letter describe the matters to be voted on at the Annual Meeting. We hope you will be able to attend and participate in the Annual Meeting.

        Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. As a stockholder of record, you may vote your shares by telephone, over the Internet or by proxy card.

        On behalf of your Board of Directors, I would like to thank you for your continued support and interest in TechTarget, Inc.

Sincerely,
/s/ Greg Strakosch Greg Strakosch Chief Executive Officer

TechTarget, Inc.
117 KENDRICK STREET, SUITE 800
NEEDHAM, MA 02494

Notice of Annual Meeting of Stockholders
to be held on Wednesday, June 18, 2008 at 10:00 a.m.

        The 2008 Annual Meeting of Stockholders of TechTarget, Inc. will be held on Wednesday, June 18, 2008, at 10:00 a.m., local time, at our corporate headquarters at 117 Kendrick Street, Suite 800, Needham, MA 02494. The Annual Meeting has been called for the following purposes:

  1.
  To elect two Class I directors for a term of three years;

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 23, 2008 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 117 Kendrick Street, Suite 800, Needham, MA 02494, during ordinary business hours, for a period of ten days prior to the Annual Meeting as well as on the day of the Annual Meeting.

        Your vote is very important to us. Whether or not you plan to attend the Annual Meeting in person, your shares should be represented and voted. To vote without attending the Annual Meeting, you should complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that we have included for your convenience. Alternatively, you may vote through the Internet or by telephone as indicated on the enclosed proxy card. No postage is required if you mail your proxy in the United States. Even if you plan to attend the Annual Meeting, we would appreciate receiving your voting instructions before that date. Submitting the proxy before the Annual Meeting will not preclude you from voting in person at the Annual Meeting if you should decide to attend.

        We are first sending the Notice of Annual Meeting, this Proxy Statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2007 to our stockholders on or about May 5, 2008.

        All stockholders are invited to attend the Annual Meeting. No ticket is required for admittance. If you have any questions regarding this Notice of Annual Meeting or if you have special needs which require assistance, please call us at (781) 657-1000, and we will be happy to assist you.

By Order of the Board of Directors,
/s/ Rick Olin Rick Olin Secretary, Vice President and General Counsel

Needham, Massachusetts
May 5, 2008

Our 2008 Annual Report accompanies this Proxy Statement

TechTarget, Inc.
117 KENDRICK STREET, SUITE 800
NEEDHAM, MA 02494

Annual Meeting of Stockholders
to be held on June 18, 2008 at 10:00 a.m.

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the board of directors of TechTarget, Inc., also referred to in this Proxy Statement as the "Company," "TechTarget," "we" or "us," of proxies to be voted at our 2008 Annual Meeting of Stockholders, or the "Annual Meeting", to be held on Wednesday, June 18, 2008 at our corporate headquarters at 117 Kendrick Street, Suite 800, Needham, MA 02494 at 10:00 a.m., local time, and at any adjournment or adjournments thereof. Stockholders of record of our common stock, $.001 par value per share, as of the close of business on April 23, 2008 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 41,283,902 shares of our common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting.

        If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted: (i) FOR, as applicable, the election of the nominees named below as directors, (ii) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder who has submitted a proxy may revoke it at any time before it is voted by written notice addressed to and received by our corporate secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

Voting Procedures

Q:
What shares owned by me may be voted?

A:
You may only vote the shares of our common stock owned by you as of the close of business on April 23, 2008, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. These shares include the following:

•
shares of common stock held directly in your name as the stockholder of record; and

•
shares of common stock held for you, as the beneficial owner, through a broker, bank or other nominee.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Many of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  If your shares are registered directly in your name with our transfer agent, Computershare Investor Services, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you on our behalf. As the stockholder of record, you have the right to grant your voting proxy to the persons specified on the enclosed proxy card or to vote in person at the Annual Meeting. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the card, but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. We have enclosed a proxy card for you to use. Alternatively, you may vote through the Internet or by telephone as indicated on the enclosed proxy card.

  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote. You are also invited to attend the Annual Meeting, but since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee should have enclosed a voting instruction card for you to use. If you wish to attend the Annual Meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to the broker or nominee so that you receive a legal proxy to present at the Annual Meeting.

Q:
How may I vote my shares at the Annual Meeting?

A:
You may vote shares held directly in your name as the stockholder of record in person at the Annual Meeting. If you choose to vote in person at the Annual Meeting, please bring the enclosed proxy card and proof of identification with you to the Annual Meeting. You may vote shares that you beneficially own if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:
How may I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or as the beneficial owner in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail.

  Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted FOR approval of the proposals listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

  If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker or nominee for applicable voting procedures.

Q:
How may I revoke a proxy or an Internet or telephone vote?

A:
A proxy may be revoked by executing a later-dated proxy card, by attending the Annual Meeting and voting in person, or by giving written notice revoking the proxy to our corporate secretary before it is exercised. Attendance at the Annual Meeting will not automatically revoke a stockholder's proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494, attention: corporate secretary. If you own your shares in street name your bank or brokerage firm should provide you with appropriate instructions for changing your vote.

Q:
How does our board of directors recommend that I vote on the proposal to elect the nominees to our board of directors?

A:
Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:
How does our board of directors recommend that I vote on the proposal to ratify the appointment of Ernst & Young LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2008?

A:
Our board of directors unanimously recommends that stockholders vote FOR this proposal at the Annual Meeting.

Q:
What is the quorum required for the Annual Meeting?

A:
Holders of record of the common stock on April 23, 2008 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the record date, 41,283,902 shares of common stock were outstanding. The presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of our common stock represented in person or by proxy, including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon, will be counted for the purpose of determining whether a quorum exists.

Q:
How are votes counted?

A:
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast in person at the Annual Meeting or by proxy, Internet vote or telephone vote will be tabulated by the inspector of election appointed for the Annual Meeting, who will determine whether a quorum is present.

Q:
What vote is required on the proposal to elect the nominees to our board of directors?

A:
Individual director nominees are elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors. Accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast for or withheld with respect to any or all nominees. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will be counted as a vote against for purposes of determining whether the proposal is approved.

Q:
What vote is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm?

A:
The appointment of Ernst & Young LLP as our independent registered public accounting firm will be ratified if we receive the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally. Broker non-votes will have no effect on the outcome of this proposal. Abstentions will be counted as a vote against for purposes of determining whether the proposal is approved.

Q:
What does it mean if I receive more than one proxy or voting instruction card?

A:
This means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2008.

Q
Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned to us and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit us to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances, such as a proxy contest in opposition to the director candidates nominated by our board of directors. In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Annual Report to Stockholders

        A copy of our annual report to stockholders for the year ended December 31, 2007, which contains our financial statements, accompanies this Proxy Statement. We have filed an annual report on Form 10-K for 2007 with the Securities and Exchange Commission, or the SEC, which forms a part of the 2007 annual report to stockholders. Stockholders separately may obtain, free of charge, a copy of the 2007 Form 10-K, without exhibits, by writing to TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494, attention: Corporate Secretary. The annual report on Form 10-K is also available through our website at www.techtarget.com. The annual report to stockholders and the 2007 Form 10-K are not proxy soliciting materials.

AGENDA ITEM 1:

ELECTION OF DIRECTORS

Nominees for Election as Directors

        Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. At the Annual Meeting, Class I Directors will stand for election. Our board of directors is currently authorized to have, and we currently have, six members.

        Our board of directors has nominated Mr. Jay C. Hoag and Mr. Roger M. Marino as nominees for election as Class I Directors, each for three-year terms, until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified. Each of the nominees is currently serving as a director.

        The nominees have indicated that they are willing and able to serve as directors if elected. If any of such nominees should become unable or unwilling to serve, the proxies intend to vote for the replacement or replacements selected by the nominating and corporate governance committee of our board of directors. None of our directors are related to any other director or to any of our executive officers.

        The following sets forth our directors and executive officers and their respective ages and positions as of January 31, 2008.

Information About the Nominees

Name	Age	Position
Jay C. Hoag(2*)(3)†	49	Director
Roger M. Marino(1)(2)(3)	69	Director

    (1)
    Member of the Audit Committee ((*) Chair).

    (2)
    Member of the Nominating and Governance Committee ((*) Chair).

    (3)
    Member of the Compensation Committee ((*) Chair).

    †
    Lead Independent Director.

        Jay C. Hoag has served as a director since 2004. Mr. Hoag is the co-founder of Technology Crossover Ventures, a private equity and venture capital firm. Prior to founding Technology Crossover Ventures in 1995, Mr. Hoag was a managing director of Chancellor Capital Management from 1982 to 1994. Mr. Hoag also serves on the boards of directors of TheStreet.com, Netflix, Inc. and several private companies. Mr. Hoag holds a B.A. from Northwestern University and an M.B.A. from the University of Michigan.

        Roger M. Marino has served as a director since 2000. Mr. Marino is an active private investor in numerous technology start-up companies. In 2001 Mr. Marino founded Revere Pictures, a film production company. Prior to founding Revere Pictures, Mr. Marino co-founded EMC Corporation and retired as its president in 1992. Mr. Marino holds a B.S. from Northeastern University and is a member of Northeastern's Board of Trustees.

        Our board of directors unanimously recommends a vote FOR the election of each of the nominees to serve as directors.

Information About Continuing Directors

Leonard P. Forman(1*)(2)(3)	62	Director
Bruce Levenson(1)	58	Director
Alan G. Spoon(2)(3*)	56	Director
Greg Strakosch	45	Chairman and Chief Executive Officer; Director

        Leonard P. Forman has served as a director since December of 2006. Mr. Forman served as the Chief Financial Officer and Executive Vice President of the New York Times Company from 2001 to 2006. Mr. Forman also serves on the board of directors of Wolters Kluwer, N.V. and the Advisory Board of Veronis Shuler and Stevenson. Mr. Forman holds a B.A. from Queens College, City University of New York and completed his PhD dissertation from New York University.

        Bruce Levenson has served as a director since 1999. Mr. Levenson is the co-founder of UCG, where he has worked since 1977. Mr. Levenson is currently a Partner at UCG, where he is involved in company strategy and acquisition efforts. In addition. Mr. Levenson is a partner in Atlanta Spirit, LLC, which is the majority owner of the NBA Atlanta Hawks franchise and the NHL Atlanta Thrashers franchise. Atlanta Spirit LLC also owns the operating rights to the Philips Arena, the major sports and entertainment venue in Atlanta. Mr. Levenson holds a B.A. from Washington University and a J.D. from American University.

        Alan G. Spoon has served as a director since 2001. Mr. Spoon is a managing general partner at Polaris Venture Partners, a venture capital firm, where he has worked since May of 2000. Prior to joining Polaris, Mr. Spoon served at The Washington Post Company for eighteen years in a variety of capacities. He was that company's Chief Operating Officer and a Director from March 1991 through May 2000 and served as President from September 1993 through May 2000. Mr. Spoon also serves on the boards of directors of Danaher Corporation, InterActiveCorp, Getty Images, Inc. and several private companies. Mr. Spoon holds a B.S. from Massachusetts Institute of Technology, an M.S. from M.I.T.'s Sloan School of Management and a J.D. from Harvard Law School.

        Greg Strakosch has served as our chief executive officer and a director since our incorporation in September of 1999 and our chairman since 2007. Prior to co-founding TechTarget, Mr. Strakosch was the President of the Technology Division of United Communications Group, or UCG, a business-to-business information provider. Mr. Strakosch joined UCG in 1992 when the company acquired Reliability Ratings, an IT publishing company that he founded in 1989. Before Reliability Ratings, Mr. Strakosch spent six years at EMC Corporation, a provider of enterprise information storage systems. Mr. Strakosch holds a B.A. from Boston College.

Information About Our Other Executive Officers

Don Hawk	36	President
Eric Sockol	46	Chief Financial Officer
Kevin Beam	44	Executive Vice President
Rick Olin	50	Secretary, Vice President and General Counsel

        Don Hawk has served as our president since our incorporation in September of 1999. Prior to co-founding TechTarget, Mr. Hawk was a Director of New Media Products for the Technology Division of UCG from 1997 to 1999. Prior to joining UCG, Mr. Hawk was the director of electronic business development for Telecommunications Reports International, a telecommunications publishing company. Mr. Hawk holds a B.A. and an M.A. from George Washington University.

        Eric Sockol has served as our chief financial officer since our incorporation in September of 1999 and our treasurer since March 2001. Before joining TechTarget, Mr. Sockol was the Chief Financial Officer of ObTech, Inc., a system integration company, from December 1996 to August 1999. Prior to ObTech, Mr. Sockol was the Chief Financial Officer of OneWave, Inc., a business applications software company, from October 1995 to November 1996. Prior to joining OneWave, Mr. Sockol served as Finance Director and Corporate Controller of Corporate Software, Inc., a global reseller of software and support services, from June 1990 to September 1995. Mr. Sockol is a certified public accountant and holds a B.B.A. from the University of Massachusetts, Amherst.

        Kevin Beam has been employed by us since 2000, serving as one of our executive vice presidents since July 2004, and as one of our vice presidents from March 2000 until July 2004. Prior to joining TechTarget, Mr. Beam was a Vice President in the Technology Division of UCG from 1992 to 2000. Prior to joining UCG, Mr. Beam served as Vice President at Reliability Ratings, an IT publishing company, from 1989 to 1992. Before Reliability Ratings, Mr. Beam spent five years in sales and sales management positions at EMC Corporation. Mr. Beam holds a B.A. from Boston College.

        Rick Olin has served as our general counsel since October of 2006 and as our secretary since December of 2006. Prior to joining us, Mr. Olin was the Senior Vice President of Corporate Development, General Counsel and Secretary of Workscape, Inc., a provider of outsourced human resource technology solutions from March 2005 through October 2006 and its Vice President, General Counsel and Secretary from March 2002 through February 2005. Prior to joining Workscape, Mr. Olin was Vice President and General Counsel at SpeechWorks International, Inc., a provider of speech technology software solutions, from March 1999 through February 2002. Mr. Olin holds a B.A. from Brandeis University, an M.Ed from Harvard University and a J.D. from Northeastern University.

CORPORATE GOVERNANCE

        Our board of directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. This section describes the key corporate governance guidelines and practices that we have adopted. The charters governing the audit committee, the compensation committee, and the nominating and corporate governance committee, the code of business conduct and ethics, as well as our corporate governance guidelines, are posted on the corporate governance page of our website at www.techtarget.com. You may also obtain a copy of any of these documents without charge by writing to TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494, attention: corporate secretary.

Corporate Governance Guidelines

        Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve our best interests and those of our stockholders. These guidelines, which provide a framework for the conduct of our board of directors' business, provide that:

  •
  Our business and affairs are managed by or under the direction of our board of directors, acting on behalf of the stockholders. Our board of directors has delegated to our officers the authority and responsibility for managing the Company's everyday affairs. Our board of directors has an oversight role and is not expected to perform or duplicate the tasks of our chief executive officer or senior management;

  •
  a majority of the members of our board of directors shall meet the independence standards of the Marketplace Rules of the National Association of Securities Dealers, Inc. ("NASD"); and

  •
  the independent members of our board of directors regularly meet in executive session.

Board Determination of Independence.

        Under applicable NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Forman, Hoag, Levenson, Marino and Spoon who comprise our audit, compensation and nominating and corporate governance committees, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Board Meetings and Attendance

        Our board of directors held six meetings in 2007. During 2007, each director attended at least 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by each committee of our board of directors on which such director served during the period for which such director served on such committee except for Mr. Marino, who attended an aggregate of 50% of our board of director meetings and meetings of the committees on which he served.

Director Attendance at Annual Meeting of Stockholders

        Our corporate governance guidelines provide that directors are encouraged to attend the Annual Meeting. Due to the fact that we have only been a public company since May of 2007, we did not hold an annual meeting of stockholders in 2007.

Board Committees

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a separate charter adopted by our board of directors. Current copies of each committee's charter are posted on the "Corporate Governance" section of our website at www.techtarget.com. Our board of directors has determined that all of the members of each of our board's three standing committees are independent as defined under the rules of the NASDAQ Global Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        Audit Committee.    Leonard Forman, the chair of the committee, Bruce Levenson and Roger M. Marino currently serve on the audit committee. Our board of directors has determined that Mr. Forman is an "audit committee financial expert" as defined in applicable SEC Rules. The audit committee's responsibilities include but are not limited to:

  •
  reviewing and assessing the adequacy of the audit committee charter;

  •
  evaluating its own performance and reporting the results of such evaluation to our board of directors;

  •
  appointing, retaining, terminating and approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  assessing and evaluating the work of our independent registered public accounting firm;

  •
  pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  meeting independently with our independent registered public accounting firm;

  •
  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;

  •
  coordinating the oversight and reviewing the adequacy of our internal controls over financial reporting;

  •
  making regular reports to our board of directors; and

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

        Our audit committee met six times in 2007.

        Compensation Committee.    Alan G. Spoon, the chair of the committee, Leonard Forman, Roger M. Marino and Jay C. Hoag currently serve on the compensation committee. The compensation committee's responsibilities include but are not limited to:

  •
  reviewing and assessing the adequacy of the compensation committee charter;

  •
  evaluating its own performance and reporting the results of such evaluation to our board of directors;

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer;

  •
  evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;

  •
  reviewing and approving the compensation of our other executive officers and those members of management that report directly to our chief executive officer;

  •
  reviewing and discussing with management our executive compensation disclosure included in reports and registration statements filed with the SEC and producing required reports;

  •
  establishing and reviewing our overall management compensation philosophy and policy;

  •
  overseeing our compensation, welfare, benefit and pension plans and similar plans;

  •
  making regular reports to our board of directors; and

  •
  reviewing and making recommendations to the board with respect to director compensation, with guidance from our nominating and corporate governance committee.

        Our compensation committee met four times in 2007. The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the heading "—Executive Compensation".

        Nominating and Corporate Governance Committee.    Jay C. Hoag, the chair of the committee, Leonard Forman, Roger M. Marino and Alan G. Spoon currently serve on the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include but are not limited to:

  •
  reviewing and assessing the adequacy of the nominating and corporate governance committee charter;

  •
  evaluating its own performance and reporting the results of such evaluation to our board of directors;

  •
  developing and recommending to the board criteria for board and committee membership and providing guidance to the compensation committee regarding director compensation;

  •
  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

  •
  reviewing our disclosures concerning our policies and procedures for identifying and reviewing board nominee candidates;

  •
  conducting an appropriate review and approval of all related-party transactions for potential conflict of interest situations on an ongoing basis;

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines;

  •
  making regular reports to our board of directors; and

  •
  overseeing the evaluation of the board and management.

        Our nominating and corporate governance committee met formally one time in 2007. In addition, the Nominating and Corporate Governance Committee took action on several occasions by written consent, and met in January, 2008 in order to discuss matters related to 2007 policies and procedures. The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates are described below under the heading "Director Nomination Process".

Director Nomination Process

        The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes meetings from time to time to evaluate biographical information and background material relating to potential candidates, interviews of selected candidates by members of the committee and our board of directors and recommending prospective candidates for the Board's consideration and review of the prospective candidate qualifications with the Board.

        In identifying prospective director candidates, the nominating and corporate governance committee may consider all facts and circumstances that it deems appropriate or advisable, including among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of our board of directors. Assessment includes consideration of the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of the Company's business and industry, and experience. The committee does not assign specific weights to particular criteria, although it does consider the following minimum qualifications:

  •
  Directors must be of the highest ethical character and share the values of the Company as reflected in the Company's Code of Business Conduct and Ethics;

  •
  Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

  •
  Directors must have the ability to exercise sound business judgment; and

  •
  Directors must have substantial business or professional experience and be able to offer meaningful advice and guidance to the Company's management based on that experience.

        Our board of directors believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board of directors to fulfill its responsibilities.

        Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to nominating and corporate governance committee, c/o Chairman of the Board of Directors, TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

        If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Company's proxy card for the next annual meeting assuming the nominee consents to such inclusion.

Communications with the Independent Directors

        Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the board of directors is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies to our board of directors or to the individual director so designated on a periodic basis, as he considers appropriate.

        Unless any communication is marked confidential and is addressed to a particular board member, the Chairman of the board of directors, prior to forwarding any correspondence, will review such correspondence and, in his discretion, will not forward items if they are deemed to be of a commercial, irrelevant or frivolous nature or otherwise inappropriate for consideration by our board of directors.

        Interested parties may send written communications to our board of directors at the following address: TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494.

Code of Business Conduct and Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the code of business conduct and ethics on our website, which is located at www.techtarget.com. In addition, we intend to disclose on our website all disclosures that are required by law or NASDAQ Stock Market listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics.

DIRECTOR COMPENSATION

        Directors who are also employees will continue to receive no compensation for their service as a director. However, since January 1, 2007, each non-employee director has been compensated as follows:

  •
  a base annual retainer, consisting of shares of our common stock with an aggregate value equal to $20,000;

  •
  a fee for attendance at each board meeting, consisting of shares of our common stock with an aggregate value of $1,500;

  •
  a fee for attendance at each committee meeting (only for committee members), consisting of shares of our common stock with an aggregate value equal to $1,000; and

  •
  an annual equity grant, consisting of options to purchase, at an exercise price equal to $14.29 per share, which was the fair market value of our shares on the date of issuance, 2,500 shares of our common stock, which options are immediately exercisable.

        In addition, each non-employee director was issued shares of our common stock with an aggregate value equal to the following amounts for service as follows: each member of the audit committee: $5,000; each member of the compensation committee: $2,500; and each member of the nominating and corporate governance committee: $2,500. In addition, each committee chairperson was issued shares of our common stock with an aggregate value equal to the following amounts for service as chairperson of a committee: chairperson of the audit committee: $10,000; chairperson of the compensation committee: $5,000; and chairperson of the nominating and corporate governance committee: $5,000.

        For 2007, the number of shares of our common stock issued as compensation to our non-employee directors was based on a price of $14.78 per share, which was the closing price therefor on December 31, 2007. In addition to the stock issuances described above, certain directors were reimbursed for actual out-of-pocket expenses incurred in attending any meetings of the board and the committees.

        In the event that we add additional non-employee directors to our board, we will determine the amount of equity compensation, if any, to be provided to such director based on the available benchmarking data for directors of comparable companies as well as other relevant factors, such as that person's experience in our industry, unique skills and knowledge, and the extent to which we expect that person will serve on and/or chair any committees. In consideration of Mr. Forman's agreement to join our board in late 2006, and to serve as chairman of our audit committee, we agreed to grant to Mr. Forman an option to purchase 75,000 shares of our common stock. The option vests and becomes exercisable over a two-year period as follows: 37,500 shares vested on December 19, 2007 and an additional 9,375 shares vested on March 19, 2008; the remaining 28,125 shares will vest and become exercisable in three equal installments of 9,375 shares each following the expiration of each three-month period thereafter. The exercise price for the shares underlying Mr. Forman's stock is equal to $13.00 per share. Any future grants to Mr. Forman will be provided in accordance with our then applicable director compensation guidelines. In determining the amount of Mr. Forman's initial grant, our board reviewed the individual factors detailed above and, in this case, Mr. Forman's business and financial experience in highly-relevant industry sectors, and the fact that he will be serving as chairman of our audit committee.

Fiscal 2007 Director Compensation

        The following table details the compensation earned during 2007 by our non-employee directors.

Name	Stock Awards ($)(1)(4)	Option Awards ($)(2)(3)(4)	Total ($)
Leonard P. Foreman	60,007	292,026	352,033
Jay C. Hoag	44,000	18,078	62,078
Bruce Levenson	39,995	18,078	58,073
Roger M. Marino	41,000	18,078	59,078
Alan G. Spoon	44,000	18,078	62,078

(1)
The amounts in the "Stock Awards" column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each director during 2007, as required by SFAS No. 123(R).

(2)
The amounts in the "Options Awards" column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each director during 2007, as required by SFAS No. 123(R), disregarding any estimates of forfeitures relating to service-based vesting conditions. For the assumptions relating to these valuations, see Note 9 to our 2007 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

(3)
On December 18, 2007, our non-employee directors received a grant of an option to purchase 2,500 shares of our common stock, each with an exercise price of $14.29 per share. All such options were fully vested upon grant.

(4)
As of December 31, 2007, in connection with their service on our board of directors and the committees thereof, directors held total outstanding stock options and restricted stock in the following respective share amounts: Mr. Forman: 77,500 and 4,060, Mr. Hoag: 2,500 and 2,977; Mr. Levenson: 2,500 and 2,706; Mr. Marino: 2,500 and 2,774 and Mr. Spoon: 2,500 and 2,977.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Compensation Philosophy

        The primary objectives of our compensation committee and our board of directors with respect to executive compensation are to attract, retain and motivate executives who make important contributions to the achievement of our business goals, and to align the incentives of our executives with the creation of value for our stockholders. The compensation committee implements and maintains compensation plans in order to enhance the likelihood that we may achieve these objectives. Our executive compensation program is designed to attract and retain those individuals with the skills necessary for us to achieve our long-term business plan, to motivate and reward individuals who perform at or above the levels that we expect and to link a portion of each executive officer's compensation to the achievement of our business objectives. It is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit. Further, our executive compensation program is designed in a manner that we believe aligns the interests of our executive officers with those of our stockholders by providing a portion of our executive officers' compensation through equity-based awards.

Compensation Committee

        Our current executive compensation policies and objectives were developed and implemented by our compensation committee, which consists of four independent directors. One of the roles of the compensation committee under its charter is to review and approve compensation decisions relating to our executive officers. Our compensation committee reviews and approves the compensation of our chief executive officer, Mr. Strakosch, and, with input from our chief executive officer, the compensation for our other executive officers. Mr. Strakosch plays no role in determining his own salary, bonus or equity compensation.

        Our compensation committee intends to continue to perform, at least annually, a review of our executive compensation program to assess whether such program provides adequate incentives and motivation to our executive officers, and whether it adequately compensates our executive officers relative to comparable executive officers employed by other private and public companies with which we believe we compete for executives. In addition to addressing cash compensation matters for our executive officers, our compensation committee reviews stock option and other equity grants to executive officers, as well as stock option and other equity grants to employees who are not executive officers.

Elements of Executive Compensation

        Executive compensation consists of the following elements:

  •
  base salary;

  •
  annual performance bonus;

  •
  equity incentive compensation; and

  •
  employee benefit plans.

        We view these elements of compensation as related but distinct. Although our compensation committee reviews total compensation, we generally do not believe that significant compensation derived from one element of compensation should necessarily negate or reduce compensation from other elements. We assess the appropriate level for each compensation component based in part, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal fairness and consistency, and other considerations we deem relevant, such as the executives' equity ownership percentage. We believe that stock option and other equity awards are an important motivator in attracting and retaining employees in addition to salary and cash bonus awards. For 2008, the overall mix of executive compensation for this year was shifted more toward long term rewards by implementing a program in which both base salaries and cash performance bonuses were kept at 2007 levels, and additional equity awards were granted in the form of restricted stock units, or "RSUs", all as further detailed below.

        Base Salary.    Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries for our executives typically have been set in our offer letter to the executive at the outset of employment. None of our executives are currently party to employment agreements that provide for automatic or scheduled increases in base salary. We determine base salary compensation for our executive officers at a level we believe enables us to retain and motivate and, as needed, hire individuals in a competitive environment, so that such executive officers will contribute to our overall business goals. We also take into account the base salary compensation that is payable by companies that we believe to be our competitors and by other comparable private and public companies with which we believe we generally compete for executives. Base salaries are reviewed annually and adjusted from time to time to realign salaries with market levels after taking into account an individual's responsibilities, performance, skills specific to us and industry experience. In December 2007, our compensation committee approved and recommended for approval, and our board of directors approved, keeping the base salaries for 2008 for our executive officers equal to their base salaries for 2007.

        Annual Performance Bonus.    We designed our executive team bonus plan in a manner we believe will focus and motivate our management on achieving key company financial objectives and to reward our management for achievement of these financial objectives. In December 2007, our board of directors approved the 2008 Executive Incentive Bonus Plan, which we refer to as the 2008 Bonus Plan. The 2008 Bonus Plan provides for the payment of an annual cash bonus based on an individual targeted bonus amount for each executive officer. The specific targeted bonus amount for each executive officer is determined by the compensation committee based on a recommendation by Mr. Strakosch and the various factors noted above. Mr. Strakosch's targeted bonus amount is determined by the compensation committee without input from Mr. Strakosch. Each of the executive officers is eligible to earn greater than their targeted bonus amount in the event the applicable financial objective is exceeded. Although the amount of the relevant target in the 2008 Bonus Plan was increased from the target for 2007, the dollar amounts payable to each executive officer under the 2008 Bonus Plan are identical to the dollar amounts that were in place for our executives for 2007; all other terms of the Plan remain the same, and these terms are consistent with the terms of annual performance bonus plans that have been in place for our executive officers since 2002.

        Historically, and in connection with the 2008 Bonus Plan, our financial targets for bonuses were established in conjunction with our annual performance and compensation review process. Our compensation committee has chosen Adjusted EBITDA, defined as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation, as the target metric for payment under the 2008 Bonus Plan (as has been the case for bonus payments since 2002). Adjusted EBITDA was chosen by our compensation committee because, after considering various financial metrics, it believes that Adjusted EBITDA is the appropriate measurement of our performance and achievement of our strategic objectives.

        In order for any of our executive officers to be paid any amounts under the 2008 Bonus Plan, we must reach or exceed a minimum threshold of 90% of the Adjusted EBITDA bonus target. If the 90% threshold is achieved, then each of our executive officers will earn 50% of their targeted bonus amount. Furthermore, each of our executive officers will earn an additional 5% of their targeted bonus amount for each additional 1% of the Adjusted EBITDA bonus target achieved over 90% until 100% of the

Adjusted EBITDA bonus target is achieved. If greater than 100% of the Adjusted EBITDA bonus target is achieved, then the executive officers will earn an additional bonus in excess of their targeted amount. For 2008, any such additional amount would be paid in the form of an equity award of RSUs. The maximum bonus amount that the executive officers collectively can earn in the aggregate is capped at $1,600,000, which represents approximately two times their aggregate bonus target. In 2007, we achieved 97.3% of the Adjusted EBITDA bonus target, which resulted in a payout of approximately 86% of the targeted bonus amount to each executive officer. In the five prior fiscal years we paid out to our executive officers the following percentages of their targeted bonus amounts: 90%, 0%, 261%, 50% and 113%, respectively. We expect that bonus amounts, if earned, will be paid during the same quarter in which we release our audited financial statements for the applicable fiscal year. All bonus amounts earned are accounted for in accordance with GAAP throughout the applicable fiscal year.

        The table below shows, for each named executive officer, the target annual incentive bonus and actual bonus paid for 2007.

Name and Position	Bonus Target ($)	Bonus Paid ($)
Greg Strakosch, Chairman and Chief Executive Officer	270,000	232,983
Don Hawk, President	225,000	194,153
Eric Sockol, Chief Financial Officer and Treasurer	75,000	64,718
Kevin Beam, Executive Vice President	175,000	151,008
Rick Olin, Vice President, General Counsel and Secretary	50,000	43,145

        Equity Incentive Compensation.    We intend to continue, as we have in the past, to utilize equity awards, in the form of stock options and, more recently, RSUs, in each case to attract, motivate and retain employees. We believe that stock options, RSUs and other equity awards are an important component of an executive's overall compensation package, and that this equity element can be effective in rewarding long-term performance of our executives. We believe that this compensation philosophy, in turn, may contribute to long-term value for our stockholders. All of our executive officers and a majority of our key employees have received stock option grants and/or RSU grants under our 1999 Stock Option Plan and/or our 2007 Stock Option Plan. We believe the vesting feature of our equity grants increases executive retention by providing an incentive to remain in our employ during the vesting period. In determining the grants of equity awards, our compensation committee considers the external data described in the "Benchmarking of Compensation and Equity" section below, as well as the recommendations of our chief executive officer. Additionally, other factors considered in this determination include the comparative share ownership of executives in our compensation peer group, our company-level performance, the applicable executive's performance and the amount of equity previously awarded to the executive.

        To date, we have typically made an initial equity award to new executives in connection with the start of their employment; similarly, we also typically make one annual performance grant of equity per year to employees and executives. Grants of equity awards to executives are all approved by our board of directors or our compensation committee. Stock options are granted based on the fair market value of our common stock on the date of grant. To date, in most cases, the stock options we have granted to our executives have vested as to 25% of such awards at the end of the first year and in equal quarterly installments over the succeeding three years, while RSUs vest in equal annual installments over four years. These executive officer vesting schedules are generally consistent with the vesting of stock options and RSUs granted to other employees.

        Annual Equity Grants.    During the fourth quarter of 2007, in connection with our annual employee performance and compensation review, our board of directors, compensation committee and executive officers held discussions, both together and independently, regarding the importance of retaining and motivating key employees in order to plan for our next stage of growth. Based upon those discussions, our chief executive officer recommended that, with respect to 2008 compensation for our management team, which is comprised of approximately 35 people and includes our executive officers, this group of employees would not be given any increase in their base annual salaries and, in lieu thereof, would be granted RSUs. The amount of RSUs granted to each such manager, including each executive officer, was based on a formula using salary and bonus amounts, factored by one of two weighting factors, which factors were based on potential impact the manager's role can have on us meeting our financial goals and, in certain other cases, a change in expectations for the role. The RSUs have four-year annual vesting terms in each case.

        We typically approve stock option grants at regularly scheduled meetings of our board of directors or compensation committee, although in some cases, business exigencies or other practical considerations require that stock options be granted through a written consent of the board of directors.

        Employee Benefit Plans.    Our employees, including our executive officers, are entitled to various employee benefits. These benefits include: medical and dental care plans; flexible spending accounts for healthcare; life, accidental death and dismemberment and disability insurance; and a 401(k) plan. We offer a 401(k) plan to eligible employees. Under our 401(k) plan, we may provide a discretionary matching contribution to all employees after they meet all eligibility requirements. Currently, we match fifty cents of each dollar of compensation contributed by the participant up to a maximum of $2,000 per year. The employer contributions vest over a four-year period commencing on the employee's hire date.

Tax Considerations

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We generally intend to structure the performance-based portion of our executive compensation, when feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, our compensation committee or board of directors may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Benchmarking of Compensation and Equity

        Our compensation committee believes that using a benchmark to measure the performance of our executive officers may not always be appropriate, but also believes that it can be a meaningful factor in determining cash and equity compensation. Determining the appropriate compensation for each of our executive officers involves various objective and subjective compensation principles. Therefore, our compensation committee, when assessing our compensation plans, both by component and in the aggregate, reviews the following information and data. With regard to our chief executive officer, chief financial officer and general counsel, given that we believe the role and responsibilities for those positions are generally consistent from company to company, we review the compensation of those titled positions as detailed in public company filings and certain private company data for companies with similar financial and operational characteristics. Those characteristics include market capitalization (where applicable), revenue, profitability, headcount, industry and geography. Additionally, for the other two members of our executive management team whose positions are more distinct and may not be as readily benchmarked by title, we attempt to find analogous positions in other public and private companies in our industry with similar financial and operational characteristics by function and responsibilities. Following this review, our compensation committee considers additional individual factors that contribute to the executive's value to our company, such as length of service and specific skills that make an executive officer uniquely key to our success. For 2008, the compensation committee considered the compensation of the executives of a set of peer companies; the group of peer companies was determined based upon the recommendation of Mr. Spoon, the chairman of the compensation committee, together with other committee members as well as input provided by Mr. Strakosch as to the final group reviewed. Based on the committee's review of the compensation data available on the executives in this peer group, the compensation committee determined that keeping the salary and bonus amounts for our executives the same as 2007, while providing an additional equity grant in the form of Restricted Stock Units, was appropriate.

        We have not retained a compensation consultant to develop or review our policies and procedures with respect to executive compensation. Our compensation committee, comprised of Leonard P. Forman, Jay C. Hoag, Roger M. Marino and Alan G. Spoon, the latter three of whom, either personally or on behalf of their respective funds, represent substantial stockholders in our company. These compensation committee members reviewed and approved the compensation of our executive officers, relying in part on their substantial business experience.

Compensation Committee Report

        The compensation committee has reviewed and discussed the section of this proxy statement entitled "Compensation Discussion and Analysis" with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that such section be included in this proxy statement and incorporated by reference in TechTarget Inc.'s annual report on Form 10-K for the fiscal year ended December 31, 2007.

By the Compensation Committee of the Board of Directors

Alan Spoon, Chair
Leonard Forman
Jay Hoag
Roger Marino

Executive Officer Compensation

Summary Compensation Table

        The following table sets forth the compensation earned during 2007 and 2006 by our chief executive officer, our chief financial officer and the three most highly compensated executive officers who were serving as executive officers as of December 31, 2007. We refer to these officers collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compenstaion ($)(3)	Total ($)
Greg Strakosch, Chairman and Chief Executive Officer	2007 2006	440,000 420,000	4,844 —	558,358 146,650	232,983 270,026	1,500 1,500	1,237,686 838,176
Don Hawk, President	2007 2006	350,000 330,000	3,744 —	558,358 146,650	194,153 225,022	1,500 1,500	1,107,755 703,172
Eric Sockol, Chief Financial Officer and Treasurer	2007 2006	275,000 240,000	4,773 —	279,177 73,325	64,718 67,507	1,500 1,500	625,168 382,332
Kevin Beam, Executive Vice President	2007 2006	350,000 325,000	7,159 —	418,765 109,987	151,008 168,767	1,500 1,500	928,433 605,254
Rick Olin, Vice President, General Counsel and Secretary(4)	2007 2006	200,000 33,333	1,701 —	55,703 9,942	43,145 —	1,500 —	302,049 43,275

(1)
The amounts in the "Stock Awards" column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each officer during 2007, as required by SFAS No. 123(R).

(2)
The amounts in the "Options Awards" column reflect the dollar amounts recognized as compensation expense for financial statement reporting purposes for each officer during 2007, as required by SFAS No. 123(R), disregarding any estimates of forfeitures relating to service-based vesting conditions. Amounts do not include awards granted prior to 2006. For the assumptions relating to these valuations, see Note 9 to our 2007 audited financial statements, which are included in the annual report that accompanies this Proxy Statement.

(3)
These amounts represent matching 401(k) contributions.

(4)
Mr. Olin joined us in October 2006. The salary of $33,333 in 2006 represents the actual salary earned from employment starting October 2006 through the end of 2006.

Fiscal 2007 Grants of Plan-Based Awards

        The following table provides information regarding plan-based awards granted during 2007 to our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards (2)
Greg Strakosch	12/18/2007	35,500	507,295
Don Hawk	12/18/2007	37,500	535,875
Eric Sockol	12/18/2007	35,000	500,150
Kevin Beam	12/18/2007	52,500	750,225
Rick Olin	12/18/2007	12,500	178,625

(1)
All stock awards were made under our 2007 Stock Option Plan and are subject to the related restricted stock agreements. Under the terms of the related restricted stock agreements, the shares vest 25% per year on the anniversary of the grant date.

(2)
Restricted stock awards are valued at the market price of a share of the Company's common stock on the date of the grant.

        Restricted stock unit awards entitle the recipient to receive shares of common stock to be delivered at the time the restricted stock units vest subject to any deferral plan that a named executive officer may elect to put in place. Restricted stock unit awards to our named executive officers generally vest in annual installments over four years. Upon termination of employment, unvested restricted stock units automatically terminate and will be forfeited. Until the shares of common stock are delivered at the time the restricted stock units vest, the holder has no rights as a stockholder with respect to the shares subject to such restricted stock unit, including voting rights and the right to receive dividends or dividend equivalents. The rights and interests in the restricted stock units may not be sold, assigned, encumbered or otherwise transferred except, in the event of death, by will or by the laws of descent and distribution. In the event the executive's employment with us is terminated by reason of death or disability or by us for a reason other than cause, (as defined in the applicable named executive officer's employment agreement), then the number of restricted stock units which will be vested will be determined in accordance with the applicable executive's employment agreement (as summarized below).

        See the section of this proxy statement entitled, "Employment Agreements and Potential Payments Upon Termination or Change-in-Control" for a description of the effect of a termination of employment and/or change in control on the vesting schedules of stock options and RSUs granted to our executive officers.

Outstanding Equity Awards at Fiscal 2007 Year-End

        The following table summarizes the outstanding equity award holdings held by our named executive officers as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Greg Strakosch	268,750 687,500 375,000 187,500 156,250	— — — 62,500 343,750	(2) (3)	0.20 2.16 2.16 5.04 7.36	9/17/2009 11/1/2011 8/4/2013 12/17/2014 9/27/2016	35,500	(6)	524,690
Don Hawk	13,094 93,750 156,250	2,344 31,250 343,750	(4) (2) (3)	2.72 5.04 7.36	1/9/2014 12/17/2014 9/27/2016	27,500	(6)	406,450
Eric Sockol	20,022 43,720 20,000 11,718 18,750 78,125	— — — 782 6,250 171,875	(4) (2) (3)	0.20 1.80 2.16 2.72 5.04 7.36	9/17/2009 12/12/2010 1/18/2012 1/9/2014 12/17/2014 9/27/2016	35,000	(6)	517,300
Kevin Beam	29,863 125,000 25,000 50,000 11,719 46,875 117,188	— — — — 781 15,625 257,813	(4) (2) (3)	0.20 2.36 2.16 2.16 2.72 5.04 7.36	9/17/2009 3/15/2010 1/18/2012 7/30/2013 1/9/2014 12/17/2014 9/27/2016	52,500	(6)	775,950
Rick Olin	15,625	34,375	(5)	7.80	10/30/2016	12,500	(6)	184,750

(1)
The value of the restricted stock units is based on $14.78, which was the closing price of the Company's stock on December 31, 2007.

(2)
25% of the shares in this grant vested on December 31, 2005 and the remaining shares vest 6.25% every ninety-one days thereafter over the following three years.

(3)
25% of the shares in this grant vested on September 27, 2007 and the remaining shares vest 6.25% every ninety-one days thereafter over the following three years.

(4)
25% of the shares in this grant vested on January 9, 2005 and the remaining shares vest 6.25% every ninety-one days thereafter over the following three years.

(5)
25% of the shares in this grant vested on October 30, 2007 and the remaining shares vest 6.25% every ninety-one days thereafter over the following three years.

(6)
25% of the shares in this grant vest on December 18, 2008 and the remaining shares vest 25% each of the following three years on December 18 of 2009, 2010 and 2011, respectively.

Option Exercises and Stock Vested During Fiscal 2007

        The following table sets forth the aggregate number of shares for which options were exercised, and the aggregate number of shares that vested, during 2007 by our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Greg Strakosch	231,250	2,960,000	0	0
Don Hawk	348,938	2,961,821	0	0
Eric Sockol	28,562	217,071	0	0
Kevin Beam	76,062	973,594	0	0
Rick Olin	0	0	0	0

Employment Agreements and Potential Payments Upon Termination or Change-in-Control

        We have entered into employment agreements that may require us to make certain payments and/or provide certain benefits to our named executive officers in the event of a termination of employment or change in control. The following narrative and tabular disclosure summarizes the potential payments to each named executive officer assuming that one of the events described below occurs. The table assumes that the event occurred on December 31, 2007, the last day of the fiscal year.

        The employment agreement of each named executive officer entitles him to severance benefits if we terminate his employment without "cause", if the executive officer terminates his employment for "good reason" or if his termination occurs due to his death or disability. For purposes of the employment agreements, "cause" means: (i) any act of fraud or gross misconduct; (ii) commission of a (x) felony or (y) misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) gross negligence or willful misconduct; and "good reason" means: (i) a material reduction of the executive's salary and/or target bonus other than a reduction that is similar to the reduction made to the salary and/or target bonus of all other senior executives; (ii) a change in the executive's responsibilities and/or duties which constitutes a demotion; (iii) relocation of the offices at which the executive is principally employed to a location more than 50 miles from such offices, (iv) our failure to pay amounts due under the employment agreement; or (v) failure of any successor in interest to the business to assume our obligations under the employment agreement. In addition, Mr. Sockol's employment agreement includes in the definition of "good reason," a change of our chief executive officer.

        In the event of a termination by us without cause, by the executive officer for good reason or as a result of the executive officer's death or disability, the executive is entitled to continuation of payment of his then-current salary, in the case of Mr. Strakosch, for a period of one year, in the case of Messrs. Hawk, Beam and Sockol, for a period of nine months, and, in the case of Mr. Olin, for a period of six months. Additionally, in such event, each executive is entitled to (a) a payment of a portion of their annual targeted bonus equal to the greater of (i) 50% of such targeted amount and (ii) a pro rated portion thereof based on the applicable period in the then-current fiscal year that has passed, in either case to be paid over the prescribed period described above; (b) payment by us of all health and welfare benefits pursuant to the same financial arrangement as was in place prior to the termination for a period equal to, in the case of Mr. Strakosch, one year, in the case of Messrs. Hawk, Beam and Sockol, nine months, and, in the case of Mr. Olin, six months; and (c) acceleration of unvested option shares and RSU grants in an amount equal to an additional ten percent for each year of service with us (except, in the case of Mr. Olin, equal to the greater of (1) 50% of the then-unvested number of his option shares and RSU grants and (2) an additional ten percent for each year of his service to TechTarget). Additionally, a failure of TechTarget to renew the employment agreement (unless as a result of "cause") is deemed to be a termination without cause, entitling the executive to his severance benefits.

        In the event that the executive is terminated for cause or terminates his employment other than for good reason, the executive is not entitled to any of the foregoing severance benefits.

        In the event of a change in control of us, all unvested options to purchase shares of our common stock and all unvested RSU grants become fully-exercisable by each named executive officer. Under the terms of the amended and restated employment agreements "change in control" is defined as: (i) a merger or consolidation of us with or into any other corporation or other business entity (except one in which the holders of our capital stock immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding securities having the right to vote in an election of our board of directors, which we refer to as voting stock, of the surviving corporation); (ii) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of our assets; (iii) the acquisition by any person or any group of persons (other than us, any of our direct or indirect subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of us or any of our direct or indirect subsidiaries) acting together in any transaction or related series of transactions, of such number of shares of the voting stock as causes such person, or group of persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or series of transactions, more than 50% of the combined voting power of the voting stock other than as a result of an acquisition of securities directly from us, or solely as a result of an acquisition of securities by us, which by reducing the number of shares of the voting stock outstanding increases the proportionate voting power represented by the voting stock owned by any such person to more than 50% of the combined voting power of such voting stock; (iv) a change in the composition of our board of directors following a tender offer or proxy contest, as a result of which persons who, immediately prior to such tender offer or proxy contest, constituted our board of directors shall cease to constitute at least a majority of the members of our board of directors; and (v) any liquidation, reorganization in bankruptcy, dissolution or winding up of us (whether voluntary or involuntary).

Payments upon a Triggering Event

        The following table sets forth information regarding the amounts payable by us under employment agreements to the named executive officers in the event that the named executive officer is terminated by us without cause, the named executive officer terminates his employment for good reason, or as a result of the executive officer's death or disability; and in any such event, assuming such termination occurred on December 31, 2007.

Name	Salary ($)(1)	Bonus ($)	Equity Payments ($)(2)	Healthcare Benefits ($)	Total ($)
Greg Strakosch	440,000	270,000	2,947,252	10,296	3,667,548
Don Hawk	262,500	225,000	2,750,013	7,722	3,245,235
Eric Sockol	206,250	75,000	1,490,328	7,722	1,779,300
Kevin Beam	262,500	175,000	1,995,370	7,722	2,440,592
Rick Olin	100,000	50,000	212,344	5,148	367,492

(1)
In the case of Mr. Strakosch, the amount is equal to his annual salary. In the case of Messrs. Hawk, Sockol and Beam, the amount is equal to nine months of their respective annual salary, and, in the case of Mr. Olin, the amount is equal to six months of his annual salary.

(2)
Represents the number of shares of our common stock under option and RSU grants that would vest multiplied by the fair market value of common stock as of December 31, 2007 and, in the case of options, minus the related exercise price.

        Upon a change in control only, Messrs. Strakosch, Hawk, Sockol, Beam and Olin would be entitled to the acceleration of all unvested stock options and all unvested RSU grants with aggregate estimated values equal to $3,684,065, $3,437,516, $1,862,909, $2,850,528 and $424,688, respectively.

Equity Compensation Plans

        1999 Stock Option Plan.    Our 1999 Stock Option Plan, as amended, was adopted by our board of directors and approved by our stockholders in September of 1999 and most recently amended on September 27, 2006. Our 1999 Stock Option Plan is administered by our compensation committee, which has full authority and discretion to interpret and apply the provisions of the 1999 Stock Option Plan. The 1999 Stock Option Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock and other stock based awards. Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 1999 Stock Option Plan.

        As of December 31, 2007, there were outstanding options under our 1999 Stock Option Plan to purchase a total of 6,680,580 shares of our common stock. In connection with the adoption of our 2007 Stock Option Plan, our board of directors determined not to make any further grants under the 1999 Stock Option Plan.

        2007 Stock Option and Incentive Plan.    Our 2007 Stock Option Plan, upon recommendation by our compensation committee, was adopted by our board of directors and approved by our stockholders in April 2007 and became effective on May 15, 2007. Our 2007 Stock Option Plan permits us to make grants of incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards and other awards. We initially reserved 2,911,667 shares of our common stock plus any shares of our common stock that are represented by awards granted under our 1999 Stock Option Plan that expire, are cancelled or are terminated for issuance of awards under our 2007 Stock Option Plan. Our 2007 Stock Option Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each year, beginning on January 1, 2008, by the lesser of (a) 2% of the outstanding number of shares of common stock on the immediately preceding December 31 and (b) such lower number of shares as may be determined by our compensation committee. Generally, shares that are forfeited or canceled from awards under our 2007 Stock Option Plan also will be available for future awards. In addition, stock options returned to our 1999 Stock Option Plan, as of result of their expiration, cancellation or termination, are automatically made available for issuance under our 2007 Stock Option Plan. In December 2007, the compensation committee allowed for the automatic two percent increase of the number of shares reserved and available for issuance under our 2007 Stock Option Plan. As a result of this allowance and the forfeiture and termination of awards under our 1999 Stock Option Plan and our 2007 Stock Option Plan, as of March 31, 2008, there were 1,516,766 shares reserved and available for issuance under our 2007 Stock Option Plan.

        Our 2007 Stock Option Plan is administered by our compensation committee. Our compensation committee has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of the 2007 Stock Option Plan. All full-time and part-time officers, employees, directors and other key persons (including consultants and prospective employees) are eligible to participate in our 2007 Stock Option Plan.

        The exercise price of stock options awarded under our 2007 Stock Option Plan may not be less than the fair market value of the common stock on the date of the option grant. Our compensation committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and, subject to the provisions of our 2007 Stock Option Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

        Stock appreciation rights may be granted under our 2007 Stock Option Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. The compensation committee determines the terms of stock appreciation rights, including when such rights become exercisable and whether to pay the increased appreciation in cash or with shares of our common stock, or a combination thereof.

        Restricted stock and deferred stock awards may also be granted under our 2007 Stock Option Plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by our compensation committee. The compensation committee may impose whatever conditions to vesting it determines to be appropriate. Shares of restricted stock that do not vest are subject to our right of repurchase or forfeiture. Deferred stock awards are units entitling the recipient to receive shares of stock paid out on a deferred basis, and subject to such restrictions and conditions, as the compensation committee shall determine. Our compensation committee will determine the number of shares of restricted stock or deferred stock awards granted to any employee. Our 2007 Stock Option Plan also gives the compensation committee discretion to grant stock awards free of any restrictions.

        Our compensation committee also may grant awards under our 2007 Stock Option Plan that are intended to be "qualified performance-based" compensation under Section 162(m) of the Internal Revenue Code. Dividend equivalent rights may also be granted under our 2007 Stock Option Plan. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of shares of stock. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the committee shall determine. Unless our compensation committee provides otherwise, our 2007 Stock Option Plan does not generally allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

        No awards may be granted under the 2007 Stock Option Plan after the tenth anniversary of the effective date of the 2007 Stock Option Plan and, in the case of incentive stock options, after April 20, 2017. In addition, our board of directors may amend or discontinue the 2007 Stock Option Plan at any time and our compensation committee may amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose. No such amendment may adversely affect the rights under any outstanding award without the holder's consent. Other than in the event of a necessary adjustment in connection with a change in our stock or a merger or similar transaction, our compensation committee may not "reprice" or otherwise reduce the exercise price of outstanding stock options.

        As of December 31, 2007, under our 2007 Stock Option Plan, there were 854,061 outstanding options to purchase shares of our common stock and 614,775 outstanding restricted stock unit grants. Additionally, in lieu of the cash board of directors' fees that were due and owing to our non-employee directors for 2007 under our board compensation program, we issued a total of 15,494 shares of our common stock under our 2007 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been one of our employees.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2007.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	8,159,060	6.07	1,475,768	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	8,159,060	6.07	1,475,768

(1)
Our 2007 Stock Option and Incentive Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each year, beginning on January 1, 2008, by the lesser of (a) 2% of the outstanding number of shares of our common stock on the immediately preceding December 31 and (b) such lower number of shares as may be determined by our compensation committee.

(2)
The number of securities remaining for future issuance consists of 1,475,768 shares issuable under our 2007 Stock Option and Incentive Plan, which was approved by our shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2008 (or such other date as indicated) for:

  •
  each person, entity or group whom we know to beneficially own more than 5% of our outstanding common stock;

  •
  each of our named executive officers, directors and our director-nominees; and

  •
  all of our executive officers, directors and our director-nominees as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within 60 days of March 31, 2008, including shares subject to options exercisable within 60 days of March 31, 2008, and shares subject to restricted stock units scheduled to be delivered within 60 days of March 31, 2008, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. Applicable percentage of beneficial ownership is based on 41,245,674 shares of common stock outstanding as of March 31, 2008.

Name and Address of Beneficial Owner(1)	Outstanding Shares	Right to Acquire Within 60 Days	Total Number Beneficially Owned	% of Common Stock Outstanding
5% Stockholders
TCV V, L.P. and its related entities(2)	12,381,914	—	12,381,914	30.02%
Polaris Venture Partners(3)	9,189,906	—	9,189,906	22.28%
Non-Employee Directors
Leonard P. Foreman	4,060	49,375	53,435	0.13%
Jay C. Hoag(4)	12,384,891	2,500	12,387,391	30.03%
Bruce Levenson(5)	1,232,177	2,500	1,234,677	2.99%
Roger M. Marino(6)	4,262,189	—	4,262,189	10.33%
Alan G. Spoon(7)	9,192,883	2,500	9,195,383	22.29%
Named Executive Officers
Greg Strakosch	—	1,721,875	1,721,875	4.01%
Don Hawk	247,100	304,500	551,600	1.33%
Eric Sockol	55,343	210,304	265,647	0.64%
Kevin Beam	—	433,769	433,769	1.04%
Rick Olin	—	18,750	18,750	0.05%
All directors and officers as a group	27,378,643	2,746,073	30,124,716	68.57%

(1)
Except as otherwise indicated, addresses are c/o TechTarget, Inc., 117 Kendrick Street, Suite 800, Needham, MA 02494.

(2)
Based on a Schedule 13D filed by TCV V, L.P. and its related entities on June 1, 2007, consists of 12,150,808 shares held by TCV V, L.P. and 231,106 shares held by TCV Member Fund, L.P. (TCV V, L.P. and TCV Member Fund, L.P. collectively referred to as the "TCV Funds"). The general partner of TCV V, L.P. and a general partner of TCV Member Fund, L.P. is Technology Crossover Management V, L.L.C. ("TCM V"). The investment activities of TCM V are managed by Jay C. Hoag, a director of the company, Richard H. Kimball, John L. Drew, Jon Q. Reynolds, Jr., Henry J. Feinberg and William J.G. Griffith IV (collectively, the "TCM Members") who share voting and dispositive power with respect to the shares beneficially owned by the TCV Funds. TCM V and the TCM Members disclaim beneficial ownership of such shares except to the extent of their individual pecuniary interest therein. The address of TCM V, the TCV Funds and the TCM Members is 528 Ramona Street, Palo Alto, California 94301.

(3)
Based on information made available to us by Polaris Venture Partners, consists of 5,840,039 shares held by Polaris Venture Partners III, L.P., 151,636 shares held by Polaris Venture Partners Entrepreneurs' Fund III, L.P., 92,335 shares held by Polaris Venture Partners Founders' Fund III, L.P., 3,050,685 shares held by Polaris Venture Partners IV, L.P. and 55,211 shares held by Polaris Venture Partners Entrepreneurs' Fund IV, L.P. The general partner for each of Polaris Venture Partners III, L.P., a Delaware limited partnership ("PVP III"), Polaris Venture Partners Entrepreneurs' Fund III, L.P., a Delaware limited partnership ("Entrepreneurs' III"), and Polaris Venture Partners Founders' Fund III, L.P., a Delaware limited partnership ("Founders' III"), is Polaris Venture Management Co. III, L.L.C., a Delaware limited liability company ("Polaris III"). Jonathan A. Flint ("Flint"), Terrance G. McGuire ("McGuire") and Alan G. Spoon ("Spoon") are the managing members of Polaris III. Polaris III, the general partner of each of PVP III, Entrepreneurs' III and Founders' III, may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by PVP III, Entrepreneurs' III and Founders' III.

  Flint, McGuire and Spoon are the managing members of Polaris III and may be deemed to have shared power to vote and shared power to dispose of shares of the issuer directly owned by PVP III, Entrepreneurs' III and Founders' III. The general partner for each of Polaris Venture Partners IV, L.P., a Delaware limited partnership ("PVP IV"), and Polaris Venture Partners Entrepreneurs' Fund IV, L.P., a Delaware limited partnership ("Entrepreneurs' III"), is Polaris Venture Management Co. IV, L.L.C., a Delaware limited liability company ("Polaris IV"). Flint, McGuire and Spoon are the managing members of Polaris IV. Polaris IV, the general partner of each of PVP IV and Entrepreneurs' IV, may be deemed to have sole power to vote and sole power to dispose of shares of the issuer directly owned by PVP IV and Entrepreneurs' IV. Flint, McGuire and Spoon are the managing members of Polaris IV and may be deemed to have shared power to vote and shared power to dispose of shares of the issuer directly owned by PVP IV and Entrepreneurs' IV. The address of PV III Funds, PV III, PV IV Funds and PVM IV is 1000 Winter Street, Waltham, MA 02451.

(4)
Consists of 2,977 shares held by Mr. Hoag individually and 12,381,914 shares held by TCV V L.P. and related entities. Mr. Hoag disclaims beneficial ownership of the shares held by the TCV Funds except to the extent of his pecuniary interest therein. See note 2 above.

(5)
Consists of 2,706 shares held by Mr. Levenson individually, 877,988 shares held by the Bruce Levenson 2007 Grantor Retained Annuity Trust and 351,483 shares held by the Bruce Levenson 2006 Grantor Retained Annuity Trust (collectively, the "Levenson Trusts"). Mr. Levenson retains sole voting and dispositive power over the shares beneficially owned by the Levenson Trusts.

(6)
Consists of 3,802,942 shares held by Mr. Marino individually and 462,021 shares held by GRAM Limited Partnership.

(7)
Consists of 2,977 shares held by Mr. Spoon individually and 9,189,906 shares held by Polaris Venture Partners. Mr. Spoon is a managing general partner of Polaris Venture Partners and may be considered to have beneficial ownership of the Polaris Funds' interest in us. Mr. Spoon disclaims beneficial ownership of all such shares. See note 3 above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the SEC. All reporting persons are required by the SEC's regulations to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a).

        Based solely on our review of the copies of such forms received by us and upon written representations of our reporting persons received by us, except as described below, each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis.

Name of Reporting Person	Number of Late Reports	Number of Transactions That Were Not Reported on a Timely Basis
Beam, Kevin	1	1
Forman, Len	1	2
Hawk, Don	1	1
Hoag, Jay	1	2
Levenson, Bruce	1	2
Marino, Roger	1	2
Olin, Rick	1	1
Sockol, Eric	1	1
Spoon, Alan	1	2
Strakosch, Greg	1	1

By Order of the Board of Directors,

Rick Olin
 Vice President, General Counsel & Secretary

Needham, Massachusetts
May 5, 2008

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Purchase of Shares in our Initial Public Offering

        In connection with our series C preferred stock financing in December 2004, we entered into a stockholders' agreement with the TCV Funds and other of our investors. Under this agreement, the investors had the right to participate in our initial public offering with respect to their pro rata ownership of common stock, on an as-converted basis. The TCV Funds, the only investors to exercise such right, purchased 1,923,077 shares pursuant to our initial public offering. Jay C. Hoag, a member of our board of directors, is a member of the general partner of the TCV Funds.

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

        We have adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a "related person," has a direct or indirect material interest.

        If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

        A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

  •
  the related person's interest in the related person transaction;

  •
  the approximate dollar value of the amount involved in the related person transaction;

  •
  the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

  •
  the purpose of, and the potential benefits to us of, the transaction; and

  •
  any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

        The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or not inconsistent with, our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

        In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

  •
  interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of that entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in the entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction, and

  •
  a transaction that is specifically contemplated by provisions of our charter or bylaws.

        The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

AUDIT COMMITTEE REPORT

        The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2007 and discussed them with our management and our registered public accounting firm.

        The audit committee has also received from, and discussed with, our registered public accounting firm various communications that our registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The audit committee has received the written disclosures and the letter from our registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with our registered public accounting firm their independence. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence.

        Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007.

        This audit committee report is not incorporated by reference into any of our previous or future filings with the SEC, unless any such filing explicitly incorporates this report.

        By the audit committee of the board of directors of TechTarget, Inc.

                      Respectfully submitted,

                      Leonard Forman (Chair)
                      Bruce Levenson
                      Roger Marino

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auditors' Fees

        The following table sets forth the aggregate fees for services billed to us by Ernst & Young LLP, our registered public accounting firm, for each of the last two fiscal years.

Fee Category	2007	2006
Audit fees(1)(2)	$480,000	$1,055,000
Audit-Related fees	0	0
Tax fees(3)	28,100	19,500
All other fees	0	0

Total fees	$508,100	$1,074,500

    (1)
    Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

    (2)
    The 2006 Audit fees include $875,000 incurred in connection with our initial public offering consummated in May 2007.

    (3)
    Tax fees consist of fees for tax compliance and tax planning services. Tax compliance services, which relate to preparation of original tax returns, accounted for $23,000 of the total tax fees billed in 2007 and $19,500 of the total tax fees billed in 2006. Tax planning services relate to tax advice related to mergers and acquisitions.

Pre-Approval Policies and Procedures

        Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

        Our audit committee has also delegated to the chairman of the audit committee the authority to approve any audit or non-audit services (other than internal control-related services, which must be pre-approved by the full Committee) to be provided to us by our independent registered public accounting firm, as well as to discuss with the independent auditor the matters required to be discussed by SAS 100. Any approval of services by the chairman of the audit committee pursuant to this delegated authority must be reported on at the next scheduled meeting of the audit committee.

AGENDA ITEM 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. Although stockholder approval of our board of directors' selection of Ernst & Young LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our board of directors will reconsider the selection. We expect that a representative of Ernst & Young LLP, which served as our auditors for the year ended December 31, 2007, will be present at the Annual Meeting to respond to appropriate questions, and to make a statement if he or she wishes.

        Our board of directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2009

        Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Securities Exchange Act of 1934, in order for such proposal to be included in the Proxy Statement for our annual meeting of stockholders in 2009, must be received by our corporate secretary at our principal office in Needham, Massachusetts, no later than January 5, 2009. The submission by a stockholder of a proposal for inclusion in the Proxy Statement is subject to regulation by the SEC.

        If you wish to present a proposal or a proposed director candidate at the 2009 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2008 Annual Meeting. However, if the date of the 2009 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after first anniversary of the 2008 Annual Meeting, then we must receive the required notice no earlier than the close of business on the 120th day prior to the 2009 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2009 Annual Meeting or (2) the 10th day following the date public announcement of the date of such annual meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address or telephone number listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

OTHER MATTERS

        Our board of directors is not aware of any other matters that are likely to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, including a proposal to adjourn the Annual Meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the Annual Meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

GENERAL

        The accompanying proxy is solicited by and on behalf of our board of directors, whose notice of Annual Meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

        In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and our other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

        Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS AND SCHEDULE THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 23, 2008, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO CORPORATE SECRETARY, TECHTARGET, INC., 117 KENDRICK STREET, SUITE 800, NEEDHAM, MASSACHUSETTS 02494. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

        PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors,
/s/ Rick Olin Rick Olin Secretary, Vice President and General Counsel

Needham, Massachusetts
Dated: May 5, 2008

Mr. A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2 ADD 3	Electronic Voting Instructions
ADD 4	You can vote by Internet or telephone!
ADD 5	Available 24 hours a day, 7 days a week!
ADD 6
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 18, 2008.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the United
States, Canada & Puerto Rico any time on a touch tone
telephone. There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card	123456	c0123456789	12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board of Directors recommends a vote FOR the election of the nominees and FOR Proposal 2.

1.	Election of Directors:	01 - Jay Hoag	02 - Roger Marino

☐	Mark here to vote FOR all nominees

☐	Mark here to WITHHOLD vote from all nominees
01	02
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

	C 1234567890 J N T 1 U P X 0 1 7 7 5 1 1	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — TECHTARGET, INC.

ANNUAL MEETING OF STOCKHOLDERS—JUNE 18, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Rick Olin and Eric Sockol, and each of them, with full power of substitution and revocation, as Proxies to represent and vote as designated hereon all the shares of stock of TECHTARGET, INC. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m., local time, on Wednesday, June 18, 2008, at our corporate headquarters at 117 Kendrick Street, Suite 800, Needham, MA 02494, and at any adjournment thereof. None of the following proposals is conditioned upon the approval of any other proposal.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

ATTENDANCE OF THE UNDERSIGNED AT THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED REVOKES THIS PROXY IN WRITING OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

(Continued and to be signed on the reverse side)

QuickLinks

GENERAL INFORMATION
AGENDA ITEM 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
Fiscal 2007 Director Compensation
EXECUTIVE COMPENSATION
Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plan Information
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AGENDA ITEM 2
STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2009
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
GENERAL